Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO SUBSCRIPTION AND INVESTMENT AGREEMENT

THIS FIRST AMENDMENT TO SUBSCRIPTION AND INVESTMENT AGREEMENT (this “First Amendment”) is entered into as of the 23rd day of December, 2014, by and between Sorrento Therapeutics, Inc., a Delaware corporation (the “Purchaser”) and Conkwest, Inc., a Delaware corporation (the “Company”).

WHEREAS, each party hereto is a party to that certain Subscription and Investment Agreement dated as of December 18, 2014 (the “Investment Agreement”); and

WHEREAS, the parties desire to amend the Investment Agreement in accordance with Section 5.5 thereof.

NOW, THEREFORE, in consideration of the premises and mutual promises herein made, the parties agree as follows:

1. Capitalized Terms. Unless otherwise defined in this First Amendment, all capitalized terms used herein shall have the meanings ascribed to such terms in the Investment Agreement. Each of the terms “Additional Purchasers” and “Purchasers” set forth in the Investment Agreement is hereby deleted and replaced with the term “Purchaser,” and any references in the Investment Agreement to any Purchaser shall mean Sorrento Therapeutics, Inc. as the sole Purchaser under the Investment Agreement. In addition, the following terms are added to Section 1.1 of the Investment Agreement as defined terms:

“Beneficial Ownership” by a Person of any securities means ownership by any Person who directly, or indirectly through any contract, agreement, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct, influence or cause the voting, of such security, and/or (ii) dispositive power, which includes the power to dispose, or to direct, influence or cause the disposition, of such security; and shall be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act, except that irrespective of Rule 13d-3 and for all purposes of determining Beneficial Ownership under this Agreement, a Person also shall be deemed to be the Beneficial Owner of all securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of any conversion rights, preemptive or subscription rights, exchange rights, or pursuant to any warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event, or any combination of the foregoing). For further purposes of this Agreement, a Person shall be deemed to Beneficially Own (i) all securities Beneficially Owned by its Affiliates (including its officers, directors, managing members, managers and general partners, as applicable) or any Group of which such Person or any such Affiliate is or becomes a member, (ii) all securities that are the subject of any trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such

Person’s Beneficial Ownership of such securities or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade the reporting requirements of Section 13(d) or 13(g) of the Exchange Act, and (iii) all securities that are the subject of any derivative transaction entered into by such Person (or any of such Person’s Affiliates), or any derivative security acquired by such Person (or any of such Person’s Affiliates) which gives such Person (or any of such Person’s Affiliates) the economic equivalent of ownership of an amount of or interest in any such securities by reason of the fact that the value of the derivative is determined by reference to the price or value of any underlying, referenced or subject security, without regard to whether (A) such derivative conveys any voting rights in such securities to such Person (or any of such Person’s Affiliates), (B) such derivative is required to be, or is capable of being, settled through physical or book-entry delivery of such securities, or (C) such Person (or any of such Person’s Affiliates) may have entered into any transaction that hedges the economic effect of such derivative. In determining the amount of the Common Stock deemed Beneficially Owned by virtue of the operation of clause (iii) of the immediately preceding sentence, the subject Person shall be deemed to beneficially own (without duplication) the amount of Common Stock that is synthetically owned pursuant to such derivative transactions or such derivative securities. The terms “Beneficially Own” and “Beneficially Owned” shall have correlative meanings to “Beneficial Ownership.”

“Group” has the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

2. Section 2.1(b). Section 2.1(b) of the Investment Agreement is hereby deleted in its entirety and shall hereafter be replaced with the following:

Additional Closing. Subject to the satisfaction (or, where legally permissible, the waiver) of the applicable conditions set forth in Section 2.3 and Section 4.9 below, solely with respect to the Purchaser that elects on the signature page hereto to participate in one or more additional closings (each, an “Additional Closing”), the Purchaser shall purchase such aggregate number of additional shares of Common Stock as set forth on the signature page with respect to the following Additional Closings (each, an “Additional Closing Date”, and together with the Initial Closing Date, each a “Closing Date”), as applicable: (A) the date of execution of the JV Documents (the “First Additional Closing Date”) and/or (B) the date and time on which the Company closes its sale of securities pursuant to that certain Subscription and Investment Agreement, dated December 23, 2014 (the “Other Investment Agreement”), between the Company and Cambridge Equities, LP (“Cambridge”), pursuant to which Cambridge agrees to acquire approximately 40% of the outstanding voting stock of the Company, calculated on a fully-diluted basis, a copy of which executed agreement has been provided to the Purchaser (the “Second Additional Closing Date”).”

3. Section 2.2(e). Section 2.2(e) of the Investment Agreement is hereby deleted in its entirety and shall hereafter be replaced with the following:

“On or prior to the Second Additional Closing Date, the Company shall deliver or cause to be delivered to the Purchaser a Common Stock certificate registered in the name of the Purchaser for a number of shares of Common Stock equal to the Purchaser’s Subscription Amount divided by $3.4909.”

4. Board Composition; Nominee Directors. The following provision is added to the Investment Agreement as Section 4.9:

“Notwithstanding any provision of the Joint Development and License Agreement, dated December 18, 2014, between the Company and the Purchaser, and subject to the closing (the “Other Closing”) of the purchase and sale of the securities pursuant to the Other Investment Agreement, immediately prior to the Second Additional Closing, in accordance with the Company’s certificate of incorporation and bylaws and applicable provisions of the Delaware General Corporation Law (“DGCL”), the Company shall use commercially reasonable efforts to cause the Board of Directors to take appropriate action to (i) amend the Company’s bylaws to provide that the Board of Directors shall consist of no more than nine (9) directors and (ii) increase the size of the Board of Directors such that the Board of Directors shall consist of nine (9) directors. As a condition to the Second Additional Closing, and effective as of the Second Additional Closing, in accordance with and subject to the Company’s certificate of incorporation and bylaws and applicable provisions of the DGCL, the Company shall use commercially reasonable efforts to cause the Board of Directors to appoint Henry Ji, Ph.D. to the Board of Directors to fill a vacancy on the Board of Directors created by such increase in the size of the Board of Directors, to serve in such capacity until the next annual meeting of stockholders of the Company or until his successor is duly elected and qualified. For so long as the Purchaser owns directly and/or through one of its wholly-owned subsidiaries in excess of 250,000 of the issued and outstanding shares of Common Stock from and after the date hereof (subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions), with respect to each annual or special meeting of the Company at which directors are to be elected, the Company shall permit the Purchaser to designate one (1) director who shall be nominated and recommended for election by the Company’s nominating committee (or if there is no such nominating committee, the Board of Directors or any other duly authorized committee thereof) for election to the Board of Directors, provided that such nomination would not contravene the Company’s certificate of incorporation and bylaws, the charter of the Company’s nominating committee (as applicable), the applicable provisions of the DGCL, the Board of Directors’ fiduciary duties to the Company’s stockholders and other constituents, and any other applicable law. If at any time the Purchaser owns directly and through its wholly-owned subsidiaries less than 250,000 of the issued and outstanding shares of Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions), the Purchaser’s right to have a designee nominated or appointed to serve as a member of the Board of Directors under this Section 4.9 shall automatically terminate. In the event the Purchaser owns directly and/or through one of its wholly-owned subsidiaries more than 250,000 of the issued and outstanding shares of Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions) and does not have a designee serving as a member of the Board of Directors, the Purchaser shall have the right to designate one individual to attend all meetings of the Board of Directors as an observer in a non-voting capacity, which designee shall receive a copy of all materials provided to the members of the Board of Directors at the same time such materials are provided to the members of the Board of Directors, subject to customary conflict of interest and confidentiality considerations. As a condition to a Purchaser director designee’s ability to stand for election, such Purchaser director designee shall provide to the Company in a timely manner all information required by Regulation 14A and Schedule 14A under the Exchange Act as the Company may request with respect to such Purchaser director designee in a timely manner.”

5. Voting. The following provision is added to the Investment Agreement as Section 4.10:

“Voting. The Purchaser hereby covenants and agrees, from and after the Initial Closing Date until such date that the Company consummates a Qualified IPO, as follows:

(a) At any meeting of the stockholders of the Company, or at any adjournment thereof, or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) by the stockholders of the Company is sought, the Purchaser shall, including by executing a written consent if requested by the Company (as appropriate), (i) be present, in person or by proxy, so that all of such shares of Common Stock then Beneficially Owned by the Purchaser and its Affiliates are counted for the purpose of determining the presence of a quorum thereat and (ii) vote (or cause to be voted) all of the shares of Common Stock then Beneficially Owned by the Purchaser and its Affiliates in favor of, and shall consent to (or cause to be consented to), any matter, action or transaction that is approved by a majority of the directors comprising the Board of Directors of the Company and recommended by such majority of the directors comprising the Board of Directors of the Company for approval, adoption or ratification by the stockholders of the Company.

(b) At any meeting of the stockholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent, adoption or other approval (including by written consent solicitation) is sought, the Purchaser shall, including by executing a written consent if requested by the Company (as appropriate), (i) be present, in person or by proxy, so that all of such shares of Common Stock then Beneficially Owned by the Purchaser and its Affiliates are counted for the purpose of determining the presence of a quorum thereat and (ii)

vote (or cause to be voted) all of the shares of Common Stock then Beneficially Owned by the Purchaser and its Affiliates against, and shall not consent to (and shall cause not to be consented to), any of the following (or any contract to enter into, effect, facilitate or support any of the following): (A) any action, proposal, agreement or transaction that could result in a breach of any representation, warranty, covenant, agreement or other obligation of the Purchaser under this Agreement or (B) any matter, action or transaction that is not approved by a majority of the directors comprising the Board of Directors of the Company and recommended by such majority of the directors comprising the Board of Directors of the Company for approval, adoption or ratification by the stockholders of the Company.

With respect to paragraphs (a) and (b) of this Section 4.10, any such vote shall be cast (or written consent shall be given) by the Purchaser in accordance with such procedures relating thereto under the Company’s certificate of incorporation and bylaws as currently in effect so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent).”

6. Subscription Amount of Common Stock at First Additional Closing. The Subscription Amount of Common Stock at First Additional Closing listed on the Purchaser’s signature page to the Investment Agreement is hereby amended and shall hereafter read:

“$7,000,000.00 (or more, if approved in writing by Sorrento Therapeutics, Inc. and agreed to in writing by Conkwest, Inc.)”.

7. Subscription Amount of Common Stock at Second Additional Closing. The Subscription Amount of Common Stock at Second Additional Closing listed on the Purchaser’s signature page to the Investment Agreement is hereby amended and shall hereafter read:

“$2,000,000.00 (or more, if approved in writing by Sorrento Therapeutics, Inc. and agreed to in writing by Conkwest, Inc.)”

8. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be an original, but which shall together constitute one instrument. Delivery of an executed counterpart of a signature page to this First Amendment by facsimile shall be effective as delivery of an originally executed counterpart to this Agreement.

9. Effect of First Amendment. Except as set forth in this First Amendment, the terms and provisions of the Investment Agreement (a) are hereby ratified and confirmed, and (b) shall be and remain in full force and effect.

10. Miscellaneous. The Miscellaneous provisions of Section 5 of the Investment Agreement are hereby incorporated herein mutatis mutandis.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date set forth in the first paragraph hereof.

CONKWEST, INC.

By:
Name:	Barry Simon
Title:	President and CEO

First Amendment to Investment Agreement Signature Page

SORRENTO THERAPEUTICS, INC.

By:
Name:	Henry Ji
Title:	President and CEO

First Amendment to Investment Agreement Signature Page